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                                                                 Exhibit 21.1

SUBSIDIARIES OF EMERITUS CORPORATION

Acorn Service Corporation, Washington corporation

ALAI, L.L.C., Arizona corporation

EM I, L.L.C., Washington limited liability company

EMAC Corp., Delaware corporation

EmeriCare, Inc., Washington corporation

EmeriCare of Arizona, Inc., Washington corporation

EmeriCare of Washington, Inc., Washington corporation

Emeritus Canada Ltd., Toronto, Ontario

Emeritus Employee Leasing, Inc., Washington corporation

Emeritus Home Health, Inc., Washington corporation

Emeritus Management, L.L.C., Washington limited liability company

Emeritus Management I, L.P., Washington limited partnership

Emeritus Properties I, Inc., Washington corporation

Emeritus Properties II, Inc., Washington corporation

Emeritus Properties III, Inc., Washington corporation

Emeritus Properties IV, Inc., Washington corporation

Emeritus Properties V, Inc., Washington corporation

Emeritus Properties VI, Inc., Washington corporation

Emeritus Properties VII, Inc., Washington corporation

Emeritus Properties VIII, Inc., Washington corporation

Emeritus Properties IX, L.L.C., Washington limited liability company

Emeritus Properties X, L.L.C., Washington limited liability company

Emeritus Properties XI, L.L.C., Washington limited liability company

Emeritus Properties of Illinois, Inc., Washington corporation

Emeritus Real Estate IV, L.L.C., Delaware limited liability company

ESC G.P. I, Inc., Washington corporation

ESC G.P. II, Inc., Washington corporation

ESC I, L.P., Washington limited partnership

ESC III, L.P., Washington limited partnership

Fairfield Retirement Center L.L.C., Delaware limited liability company

Grand Terrace L.L.C., Delaware limited liability company

Heritage Hills Retirement, Inc., North Carolina corporation

Painted Post Partnership, Pennsylvania general partnership

Painted Post Properties, Inc., Washington corporation

TDC/Emeritus Paso Robles Associates, Washington partnership